UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1030 W. Canton Avenue, Ste. 100

Winter Park, FL 32789

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2016, the Board of Directors of Ruth’s Hospitality Group, Inc.(the “Company”) appointed Cheryl J. Henry as President and Chief Operating Officer of the Company, effective immediately. Ms. Henry, age 42, has served as Senior Vice President and Chief Branding Officer since August 2011. Prior to that, Ms. Henry served from June 2007 to August 2011 in various roles with the Company, including as Chief Business Development Officer. Ms. Henry has more than 15 years of senior level management experience and prior to joining the Company, she was the Chief of Staff for the Mayor of Orlando. Ms. Henry will continue to report to Michael P. O’Donnell, whose title will be Chairman and Chief Executive Officer. Kevin W. Toomy will continue to serve as President and Chief Operating Officer of Ruth’s Chris Steak House.

In connection with her promotion, Ms. Henry’s base salary was increased to $410,000 from $300,000; her bonus target was increased to 80% of annual base salary from 75%; her annual equity target award was increased to a multiple of 0.75 of base salary from a multiple of 0.50; and she was awarded a one-time grant 100,000 shares of restricted stock vesting one-half on July 26, 2018 and one-half on July 26, 2019, provided that she remains employed with the Company on those dates.

Item 7.01 Regulation FD Disclosure.

On July 25, 2016, the Company issued a press release announcing Ms. Henry’s promotion to President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release dated July 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: July 26, 2016	By:	/s/ Alice G. Givens
Alice G. Givens
VP-General Counsel, Chief Compliance Officer & Secretary